Exhibit 99.1

Molecular Pharmacology (USA) Limited 8721 Santa Monica Blvd., Suite 1023 Los Angeles, CA 90069-4507

Symbol: MLPH	Molecular Pharmacology (USA) Limited Appoints Mr. Jeffery D. Edwards to Board of Directors	October 28, 2005.

Los Angeles, CA, October 28, 2005 - Molecular Pharmacology (USA) Limited (OTCBB: MLPH) ("Molecular") is pleased to announce the appointment of Mr. Jeffrey D. Edwards to its Board of Directors.  Mr. Edwards brings to Molecular over twenty years of experience in managing new technological innovations in the medical device and pharmaceutical industry.

Mr. Edwards has been involved with such companies as:

  International Scientific Pty Ltd., a private medical and technology company;
  Colltech Australia Limited, an Australian Stock Exchange listed company involved in the production and sale of collagen;
  Genesis Biomedical Limited, a pharmaceuticals & biotechnology listed on the Australian Stock Exchange;
  OBJ Limited, a drug delivery company listed on the Australian Stock Exchange;
  Global Energy Medicine Pty Ltd., a private therapeutic device company; and
  Molecular Pharmacology Limited, a wholly owned subsidiary of Pharmanet Group Limited which is listed on the Australian Stock Exchange.

We expect Mr. Edwards to be actively involved in the business of Molecular and to be a valuable member given his experience and industry knowledge.

For further information please contact:

Ian Downs

Molecular Pharmacology (USA) Limited

Telephone: 888-327-4122